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                                                                      EXHIBIT5.1


Pepper Hamilton LLP
---------Attorneys at Law

3000 Two Logan Square
Eighteenth and Arch Street
Philadelphia, PA 19103-2799
215.981.4000
Fax 215.981.4750
www.pepperlaw.com


                                  May 4, 2001

AmeriSource Health Corporation
300 Chester Field Parkway
Malvern, PA 19355

     Re:  AmeriSource Health Corporation
          Registration Statement on Form S-8
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Ladies and Gentlemen:

          Reference is made to a Registration Statement on Form S-8 of AmeriSource Health Corporation (the "Company") which is being filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

          The Registration Statement covers 3,425,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Shares"), which may be issued pursuant to the AmeriSource Health Corporation 2001 Stock Option Plan and the AmeriSource Health Corporation 2001 Non-Employee Directors Stock Option Plan (the "Plans").

          We have examined the Registration Statement, including the exhibits thereto, the Company's Certificate of Incorporation, as amended, the Company's By-laws, the Plans and such certificates, records, statutes and other documents as we have deemed appropriate in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

          Based on the foregoing, it is our opinion that the Shares, when issued and paid for in accordance with the terms of and upon exercise of the options granted under the Plans, will be validly issued, fully paid and non-assessable.

          The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended and the federal securities laws as in effect on the date hereof.
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          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ Pepper Hamilton LLP

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